UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2006

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

(860) 862-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Mohegan Tribal Gaming Authority (the “Authority”) issued a press release on April 25, 2006 announcing the resignation of William J. Velardo, Chief Executive Officer of the Authority, effective May 4, 2006. In addition the Authority announced a transition of its executive management, also effective May 4, 2006. Mitchell Grossinger Etess, age 48, will assume the role of Chief Executive Officer of the Authority, while continuing in his current role as President and Chief Executive Officer of Mohegan Sun. Jeffrey E. Hartmann, age 44, will assume the role of Chief Operating Officer of the Authority, while continuing in his current role as Executive Vice President and Chief Operating Officer of Mohegan Sun. Leo M. Chupaska, age 57, will assume the role of Chief Financial Officer of Mohegan Sun, while continuing in his current role as Chief Financial Officer of the Authority. Information about each of the three executives is included in the Authority’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 9, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The press release and related information may also be found on the Authority’s website at www.mtga.com, under “Investor Relations/Financial News.”

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release of the Mohegan Tribal Gaming Authority, dated April 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: April 26, 2006	By:	/s/ Bruce S. Bozsum
Bruce S. Bozsum
Chairman, Management Board

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Mohegan Tribal Gaming Authority, dated April 25, 2006.